UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective September 30, 2022, Tile Shop Holdings, Inc. (the “Company”), as a guarantor, and its operating subsidiary The Tile Shop, LLC (“The Tile Shop”), as the borrower, entered into a Credit Agreement with certain subsidiaries of the Company and The Tile Shop, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (the “Credit Agreement”). The Credit Agreement provides The Tile Shop with a senior credit facility consisting of a $75,000,000 revolving line of credit, of which up to $10,000,000 may be utilized for the issuance of letters of credit. The revolving line of credit may be increased by up to $50,000,000, subject to certain conditions. The Credit Agreement matures on September 30, 2027.

The Credit Agreement provides that borrowings will bear interest, at The Tile Shop’s option, at a rate per annum equal to: (i) Adjusted Term SOFR Rate (as defined in the Credit Agreement), plus a margin ranging from 1.25% to 1.75%; (ii) Adjusted Daily Simple SOFR (as defined in the Credit Agreement), plus a margin ranging from 1.25% to 1.75%; or (iii) the Alternate Base Rate (as defined in the Credit Agreement), plus a margin ranging from 0.25% to 0.75%. The Credit Agreement also provides for a commitment fee ranging from 0.20% to 0.30% on the unused portion of the line of credit. The margin and the committee fee are determined based on The Tile Shop’s Rent Adjusted Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement includes financial and other covenants, including covenants to maintain certain fixed charge coverage ratios and the Rent Adjusted Leverage Ratio. The Credit Agreement also contains customary events of default, conditions to borrowings, and restrictive covenants, including restrictions on the Loan Parties’ (as defined below) ability to dispose of assets, engage in acquisitions or mergers, make distributions on or repurchases of capital stock, incur additional debt, incur liens, or make investments. Upon the occurrence of certain events of default, JPMorgan, as administrative agent and at the instruction of the lenders, may terminate any remaining commitments and declare the outstanding loans and other obligations under the Credit Agreement immediately due and payable. Upon the occurrence of events of default related to bankruptcy, insolvency and similar events, the commitments will automatically terminate and the outstanding loans and other obligations under the Credit Agreement will become immediately due and payable.

Each of the Company, The Tile Shop, Tile Shop Lending, Inc. and The Tile Shop of Michigan, LLC (collectively, the “Loan Parties”) agreed to guarantee the obligations of the other Loan Parties pursuant to the Credit Agreement. In addition, the Loan Parties and JPMorgan entered into a Pledge and Security Agreement, dated as of September 30, 2022 (the “Pledge and Security Agreement”), pursuant to which each of the Loan Parties granted to the lenders under the Credit Agreement a first priority security interest in certain accounts, inventory, equipment, fixtures, general intangibles, chattel paper, letters of credit, and other assets to secure the obligations of the Loan Parties under the Credit Agreement.

The Credit Agreement supersedes and replaces in its entirety the Company’s senior secured credit facility with Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, dated September 18, 2018 (as amended, the “2018 Credit Facility”).

The Company drew on the line of credit pursuant to the Credit Agreement to refinance all of the existing indebtedness outstanding under the 2018 Credit Facility and to pay closing costs in connection with the Credit Agreement. Additional borrowings pursuant to the Credit Agreement may be used for purchasing additional merchandise inventory, maintaining the Company’s stores, and general corporate purposes.

The foregoing descriptions of the Credit Agreement and the Pledge and Security Agreement are summaries only, are not intended to be complete, and are qualified in their entirety by reference to the full text of the Credit Agreement and the Pledge and Security Agreement, respectively, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The disclosures set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth under Item 1.01 of this Form 8-K are incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1*	Credit Agreement, dated as of September 30, 2022, by and among The Tile Shop, LLC, as borrower and loan party, Tile Shop Holdings, Inc., Tile Shop Lending, Inc., and The Tile Shop of Michigan, LLC, as guarantors and loan parties, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, sole bookrunner and sole lead arranger.

10.2*	Pledge and Security Agreement, dated as of September 30, 2022, by and among The Tile Shop, LLC, Tile Shop Holdings, Inc., Tile Shop Lending, Inc., and The Tile Shop of Michigan, LLC, as grantors, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Regulation S-K, Item 601(a)(5). The Company will provide a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

Date: September 30, 2022	By:	/s/ Karla Lunan
Name: Karla Lunan
Title: Chief Financial Officer